EXHIBITS 99


Torbay Holdings Inc. Enters Into Redemption and Settlement Agreement with Debenture Holders, Withdraws Summons against Debenture Holders.

New York - February 17, 2004 - Torbay Holdings Inc (OTC:BB: TRBY.OB): today announced that it has entered into a Redemption and Settlement Agreement and Mutual General Release with certain holders of its debentures.

As part of the settlement agreement, Torbay agreed to withdraw the summons that it filed in Nassau County, New York in December 2003. No complaint was ever filed by Torbay against the debenture holders. Terms of the redemption and settlement agreement were not disclosed.


For more Information contact:

Tom Large
President & CEO
Torbay Holdings Inc
516 747 5955
tom@trby.com


Website www.trby.com or